                                                                    EXHIBIT 11.1


                                 ErgoBilt, Inc.
                         Earnings per Share Calculation
                            Six Months Ended 6/30/97



                                                      1997             1996
                                                    26 WEEKS         26 WEEKS
                                                   ----------       -----------
WEIGHTED AVERAGE SHARES AND EQUIVALENT
SHARES OUTSTANDING


           COMMON STOCK OUTSTANDING                 5,397,988         2,770,285
           COMMON STOCK EQUIVALENTS                    12,885                --

                                                   ----------       -----------
           SHARES OUTSTANDING                       5,410,873         2,770,285
                                                   ==========       ===========

           NET PROFIT (LOSS)                       $1,104,496       $   (12,494)

           NET PROFIT (LOSS) PER SHARE             $     0.20       $     (0.00)